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                                                                   EXHIBIT 10.38
                                                                   -------------

                             SECOND AMENDMENT TO THE
                             TRACTOR SUPPLY COMPANY
                            2006 STOCK INCENTIVE PLAN


WHEREAS, Tractor Supply Company (the "Company") maintains the Tractor Supply Company 2006 Stock Incentive Plan (the "Plan"); and

WHEREAS, pursuant to Section 14.1 of the Plan, the Board of Directors of the Company (the "Board") may amend the Plan; and

WHEREAS, the Board desires to amend the Plan to revise the provisions in Sections 4.2 and 14.3 of the Plan regarding adjustments in connection with a recapitalization (or other similar event) to the shares granted thereunder.

NOW, THEREFORE, effective as of the date hereof, the Board hereby amends the Plan as follows:

        1.      Section 4.2 of the Plan is amended to read as follows:

                4.2 ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such equitable and proportionate manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such equitable and proportionate manner as is consistent with
                Section 162(m) of the Code): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.


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        2.      Section 14.3 of the Plan is amended to read as follows:

                14.3 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principals in accordance with the Plan.

IN WITNESS WHEREOF, the Board has caused this Amendment to the Tractor Supply Company 2006 Stock Incentive Plan to be executed by its duly authorized representative on this 8th day of February, 2007.